Exhibit 10.8

THIS NOTE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE ALIENATED OR ENCUMBERED WITHOUT THE PRIOR WRITTEN CONSENT OF THE BORROWER.

MORTGAGE NOTE #5

$200,000.00	State of Illinois April 5, 2010

FOR VALUE RECEIVED, Tonaquint, Inc., a Utah corporation (the “Borrower”), hereby promises to pay to Nova Energy, Inc., a Nevada corporation (the “Lender,” and together with the Borrower, the “Parties”), the principal sum of $200,000.00 together with all accrued and unpaid interest thereon, fees incurred or other amounts owing hereunder, all as set forth below in this Mortgage Note #5 (this “Note”). This Note is issued pursuant to that certain Note and Warrant Purchase Agreement of even date herewith, entered into by and between the Borrower and the Lender (the “Purchase Agreement” and together with all other agreements entered into between the Parties in connection with this Note, the “Transaction Documents”), pursuant to which the Lender issued to the Borrower a Secured Convertible Promissory Note in the principal amount of $1,226,500.00 (the “Company Note”) and a warrant to purchase up to 200,000 shares of the Company’s Common Stock (as defined in the Purchase Agreement).

1.

Principal and Interest. Interest shall accrue on the unpaid principal balance and any unpaid late fees or other fees at a rate of 5.0% per annum until the full amount of the principal and fees has been paid. Upon the occurrence of an Event of Default (as defined below), this Note shall accrue simple interest at the rate of 10.00% per annum (the “Default Rate”) from and after the date of the Event of Default, whether before or after judgment. Notwithstanding any provision to the contrary herein, in no event shall the applicable interest rate at any time exceed the maximum interest rate allowed under applicable law as provided under Section 13. The entire unpaid principal balance and all accrued and unpaid interest, if any, shall be due and payable on or before the earlier of (i) June 5, 2012, or (ii) so long as the Conversion Shares (as defined in the Company Note) are then freely saleable under Rule 144 promulgated under the Securities Act of 1933, as amended, the later of (A) the date on which the aggregate principal and interest owed by the Lender under the Company Note is equal to $0.00, or (B) March 5, 2011 (the “Maturity Date”).

2.

Payment. All principal and accrued interest under this Note is payable in one lump sum on the Maturity Date. All payments of interest and principal shall be (i) in lawful money of the United States of America, and (ii) in the form of immediately available funds. All payments shall be applied first to costs of collection, if any, then to accrued and unpaid interest, and thereafter to principal. Payment of principal and interest hereunder shall be delivered to the Lender at the address furnished to the Borrower for that purpose.

3.

Prepayment by the Borrower. The Borrower may, in its sole and absolute discretion, pay all or any portion of the outstanding balance along with any accrued but unpaid interest on this Note at any time prior to the Maturity Date.

4.

Security. The payment of this Note is secured by that certain Mortgage (the “Mortgage”), dated April 5, 2010, executed by the Borrower, as Mortgagor, in favor of the Lender, as Mortgagee, encumbering certain real property located in Cook County, Illinois (the “Mortgaged Premises”), as more specifically set forth in the Mortgage, all the terms and conditions of which are hereby incorporated and made a part of this Note. Lender covenants and agrees to release the Mortgage pursuant to the terms of Section 5.

5.

Release. Lender acknowledges that simultaneous with the receipt of Mortgage Note #1 (as defined in the Purchase Agreement), duly executed by the Borrower, it executed and delivered a Release Deed substantially in the form attached hereto as Exhibit A (the “Release”), which will operate to release the Mortgage upon satisfaction of the conditions for release of the Mortgage set forth in the Escrow Agreement (as defined in the Purchase Agreement). An escrow agent (the “Escrow Agent”), mutually satisfactory at Closing to the Borrower and the Lender, shall hold such Release in escrow, subject to the condition that the Escrow Agent may not record the Release until all of the conditions for release of the Mortgage set forth in the Escrow Agreement have been satisfied. In accordance with the terms of the Escrow Agreement, the Release shall be recorded (and thereby the Mortgage released) the earlier of (i) the first date on which the Mortgage Notes (as defined in the Purchase Agreement) are repaid in full, and (ii) six months and three days following the date the Mortgage is recorded (the “Release Date”). For avoidance of doubt, after the Release Date, there shall be no collateral securing this Note.

6.

Right of Offset. Notwithstanding anything to the contrary herein or in any of the other Transaction Documents, in the event of (i) an Event of Default under the Company Note, (ii) a breach of any material term, condition, representation, warranty, covenant or obligation of the Lender under any Transaction Document (as defined in the Purchase Agreement), or (iii) the occurrence of any Material Adverse Effect (as defined in the Purchase Agreement), the Borrower shall be entitled to deduct and offset any amount owing by the Lender under the Company Note from any amount owed by the Borrower under this Note. In the event that the Borrower’s exercise of its offset rights under this Section 6 results in the full satisfaction of the Borrower’s obligations under this Note, then the Lender shall return to the Borrower for cancellation this Note or, in the event this Note has been lost, stolen or destroyed, a lost note affidavit in a form reasonably acceptable to the Borrower.

7.

Default. If any of the events specified below shall occur (each, an “Event of Default”) the Lender may declare the unpaid principal balance together with all accrued and unpaid interest thereon, fees incurred or other amounts owing hereunder immediately due and payable, by notice in writing to the Borrower. If any default, other than a Payment Default (as defined hereafter), is curable, then the default may be cured (and no Event of Default will have occurred) if the Borrower, after receiving written notice from the Lender demanding cure of such default, either (a) cures the default within fifteen (15) days, or (b) if the cure requires more than fifteen (15) days, immediately initiates steps that the Lender deems in the Lender’s reasonable discretion to be sufficient to cure the default and thereafter diligently continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical. Each of the following events shall constitute an Event of Default:

(a)

Failure to Pay. The Borrower’s failure to make any payment when due and payable under the terms of this Note (a “Payment Default”);

(b)

Breaches of Covenants. The Borrower or its subsidiaries, if any, shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note;

(c)

Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Borrower to the Lender in writing in connection with this Note, or as an inducement to the Lender to enter into the Purchase Agreement, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished or becomes false thereafter; and

(d)

Involuntary Bankruptcy. If any involuntary petition is filed under any bankruptcy or similar Law or Rule against the Borrower, or a receiver, trustee, liquidator, assignee, custodian, sequestrator or other similar official is appointed to take possession of any of the assets or properties of the Borrower or any guarantor.

8.

Binding Effect; Assignment. This Note shall be binding on the Parties and their respective heirs, successors, and assigns; provided, however, that the Lender shall not assign any of its rights hereunder without the prior written consent of the Borrower.

9.

Governing Law; Venue. The terms of this Note shall be construed in accordance with the laws of the State of Illinois as applied to contracts entered into by Illinois residents within the State of Illinois which contracts are to be performed entirely within the State of Illinois. With respect to any disputes arising out of or related to this Note, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in Illinois (or in the event of federal jurisdiction, the United States District Court Northern District of Illinois).

10.

Compliance with Applicable Law. The Borrower agrees that the obligations evidenced by this Note constitute an exempted transaction under the Truth-In-Lending Act, 15 U.S.C. Section 1601, et seq. and said obligations constitute a business loan which comes within the purview of Section 4(l)(c) of “An Act in Relation to the Rule of Interest and Lending of Money,” approved May 24, 1879, as amended, 815 ILCS 205/4(l)(a).

11.

Customer Identification–USA Patriot Act Notice. The Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and the Lender’s policies and practices, the Lender is required to obtain, verify and record certain information and documentation that identifies the Borrower, which information includes the name and address of the Borrower and such other information that will allow the Lender to identify the Borrower in accordance with the Act.

12.

Lawful Interest. It being the intention of the Lender and the Borrower to comply with the applicable laws with regard to the interest charged hereunder, it is agreed that, notwithstanding any provision to the contrary in this Note or other Transaction Documents, no such provision, including without limitation any provision of this Note providing for the payment of interest or other charges, shall require the payment or permit the collection of any amount in excess of the maximum amount of interest permitted by law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the indebtedness evidenced by this Note or by any extension or renewal hereof (“Excess Interest”). If any Excess Interest is provided for, or is adjudicated to be provided for, in this Note or the other Transaction Documents, then in such event:

(a)

the provisions of this paragraph shall govern and control;

(b)

the Borrower shall not be obligated to pay any Excess Interest;

(c)

any Excess Interest that the Lender may have received hereunder shall, at the option of the Lender, be (i) applied as a credit against the principal balance due under this Note or accrued and unpaid interest thereon not to exceed the maximum amount permitted by law, or both, (ii) refunded to the Borrower, or (iii) any combination of the foregoing;

(d)

the applicable interest rate or rates shall be automatically subject to reduction to the maximum lawful rate allowed to be contracted for in writing under the applicable governing usury laws, and this Note and the Transaction Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in such interest rate or rates; and

(e)

the Borrower shall not have any action or remedy against the Lender for any damages whatsoever or any defense to enforcement of this Note or arising out of the payment or collection of any Excess Interest.

13.

Pronouns. Regardless of their form, all words shall be deemed singular or plural and shall have the gender as required by the text.

14.

Headings. The various headings used in this Note as headings for sections or otherwise are for convenience and reference only and shall not be used in interpreting the text of the section in which they appear and shall not limit or otherwise affect the meanings thereof.

15.

Time of Essence. Time is of the essence with this Note.

16.

Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

17.

Attorneys’ Fees. If any action at law or in equity is necessary to enforce this Note or to collect payment under this Note, the Lender shall be entitled to recover reasonable attorneys’ fees directly related to such enforcement or collection actions.

18.

Amendments and Waivers; Remedies. No failure or delay on the part of a Party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party hereto at law, in equity or otherwise. Any amendment, supplement or modification of or to any provision of this Note, any waiver of any provision of this Note, and any consent to any departure by either Party from the terms of any provision of this Note, shall be effective (i) only if it is made or given in writing and signed by the Borrower and the Lender and (ii) only in the specific instance and for the specific purpose for which made or given.

19.

Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient, as set forth in the Purchase Agreement. Any party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth in the Purchase Agreement using any other means (including personal delivery, expedited courier, messenger service, facsimile, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient or receipt is confirmed electronically or by return mail. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in any manner herein set forth.

20.

Final Note. This Note, together with the other Transaction Documents, contains the complete understanding and agreement of the Borrower and the Lender and supersedes all prior representations, warranties, agreements, arrangements, understandings, and negotiations. THIS NOTE, TOGETHER WITH THE OTHER TRANSACTION DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, the Parties have executed this Note as of the date set forth above.

BORROWER:

TONAQUINT, INC.

By: /s/ John M. Fife

John M. Fife, President

ACKNOWLEDGED, ACCEPTED AND AGREED:

NOVA ENERGY, INC.

By: /s/ James D. Tilton
Name:  James D. Tilton

Title:  Chief Operating Officer

[Signature page to Secured Promissory Note]

EXHIBIT A

RELEASE DEED

A-1